EXHIBIT 23-B

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation in the Registration Statement on Form SB-2 of Oak Tree Medical Systems, Inc. of our report dated August 13, 1996 (August 29, 1996 as to Note
12), included in Oak Tree Medical Systems, Inc.'s Annual Report on Form 10-KSB previously filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

/s/ SIMON, KROWITZ, BOLIN & ASSOCIATES, P.A.
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SIMON, KROWITZ, BOLIN & ASSOCIATES, P.A.


Rockville, Maryland
January 21, 1997